UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2019

Fortress Transportation & Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2019, Fortress Transportation and Infrastructure General Partnership (“Holdco”), a subsidiary of Fortress Transportation and Infrastructure Investors LLC (the “Company”), and Railroad Acquisition Holdings LLC (“RAH”), a subsidiary of Holdco, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Soo Line Corporation (“Parent”), a wholly-owned subsidiary of Canadian Pacific Railway, and Black Bear Acquisition LLC (“Merger Sub”), a wholly-owned subsidiary of Parent, pursuant to which, among other things, Merger Sub will merge with and into RAH with RAH surviving and becoming a wholly-owned subsidiary of Parent (the “Merger”).  Upon consummation of the Merger, Parent will acquire ownership of RAH’s subsidiaries, Central Maine & Quebec Railway US Inc. and Central Maine & Québec Railway Canada Inc. (collectively, “CMQR”). CMQR operates a Class II railroad running approximately 500 miles from Montreal to the east coast of Maine, primarily transporting pulp and paper, construction products and chemicals.  The aggregate purchase price is $130,000,000 in cash to be paid at closing subject to certain adjustments. The closing is subject to various conditions, including, among other things, regulatory approvals and other normal and customary conditions to closing. It is anticipated that closing will occur in late December 2019 following satisfaction of all closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which will be filed in the time period prescribed by the rules of the Securities and Exchange Commission.

Item 8.01.	Other Events.

On November 20, 2019 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Forward Looking Statements

Certain information in this Current Report on Form 8-K constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the expected purchase price, the satisfaction of closing conditions and the timing thereof; changes in general economic and/or industry specific conditions; and difficulties in obtaining regulatory and other third party consents in connection with the Merger. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.  For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.ftandi.com).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated November 20, 2019, issued by Fortress Transportation and Infrastructure Investors LLC
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Eun Nam
Name:	Eun Nam
Title:	Chief Accounting Officer

Date: November 20, 2019